July 29, 2010

Board of Directors
Innolog Holdings Corp
4000 Legato Drive
Suite 830
Fair Oaks, VA 22033

To the Board of Directors,

This letter agreement amendment (the “Letter Agreement Amendment”) will confirm our understanding of the terms and conditions under which Innolog Holdings Corp (the “Company”) and Emerging Companies LLC (“Advisor”) agree to amend the letter Agreement between the Company and Advisor executed on May 27, 2010 (the “Letter Agreement”).  Company and Advisor hereby amend the Letter Agreement as follows:

Section II D is amended to read as follows

D. Warrants:
Upon the signing of this Letter Agreement Amendment, Advisor will receive Warrants.  The Company agrees to pay the Advisor five hundred thousand (500,000) warrants priced at fifty cents per warrant.  The warrants will be exercisable for a total of five years.

All remaining terms of the letter agreement remain in full force and effect and are hereby incorporated by reference.

Please confirm the foregoing correctly sets forth our agreement by signing and returning to Advisor a signed duplicate copy of this letter agreement amendment.

AGREED AND ACCEPTED:

Emerging Companies, LLC

Richard Stewart
Managing Director

Date

Joe Kelley

On behalf of the Board of Directors

Date